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                                                                      Exhibit 23
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                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statement Nos. 333-41226, 333-41224, 333-72927, 333-56331, and 333-51959 each on Form S-8 and
Registration Statement Nos. 333-54648, 333-50098, 333-43130, 333-37988, 333-
35412, 333-89345 and 333-35412 each on Form S-3 of American Tower Corporation of our report dated February 27, 2001 (March 26, 2001 as to the first full paragraph in note 6), appearing in this Annual Report on Form 10-K of American Tower Corporation for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 30, 2001